                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-39926 of California Commercial Bankshares on Form S-8 of our report dated February 9, 1996 (March 18, 1996 as to Note 7), appearing in this Annual Report on Form 10-K of California Commercial Bankshares for the year ended December 31, 1995.


Deloitte & Touche
-----------------
LOS ANGELES, CALIFORNIA
MARCH 28, 1996